UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 13, 2008
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director
     In accordance with Section 4 of the Corporate Governance Guidelines of Regent Communications, Inc. (“Regent”), Joseph Patrick Hannan, a member of Regent’s Board of Directors, notified Regent of a material change in his principal occupation and position and volunteered to resign as a director and from all Board committees on which he served. Mr. Hannan also withdrew his nomination for re-election at Regent’s 2008 Annual Meeting of Stockholders. Regent’s Nominating and Corporate Governance Committee and Board of Directors accepted Mr. Hannan’s resignation effective as of April 13, 2008 and the withdrawal of his nomination for re-election.
(d) Election of New Director
     Upon the recommendation of Regent’s Nominating and Corporate Governance Committee, Regent’s Board of Directors approved the appointment of John F. DeLorenzo to fill the vacancy created on the Board of Directors by Mr. Hannan’s resignation, effective as of April 13, 2008. Regent expects that Mr. DeLorenzo also will be appointed to the Audit Committee and to the Compensation Committee of Regent’s Board of Directors as the replacement to Mr. Hannan on such Board Committees.
     Mr. DeLorenzo, age 49, has served as the Executive Vice President, Treasurer and Chief Financial Officer of Entravision Communications Corporation since December 2002 and has announced that he will be retiring from such positions effective as of May 9, 2008. Mr. DeLorenzo has over 20 years of financial management experience, primarily serving media companies. Mr. DeLorenzo served as a media investment banking consultant between 1999 and 2002. In 1999, Mr. DeLorenzo served as Executive Vice President and Chief Financial Officer of television broadcaster Paxson Communications. From 1996 to 1999, Mr. DeLorenzo was the owner of Trenwest Development LLC, a residential real estate company. From 1988 to 1996, he was Executive Vice President and Chief Financial Officer of Act III Communications, a broadcasting, publishing and movie theater exhibition holding company. Prior to 1988, Mr. DeLorenzo worked at Renaissance Communications and Fox Television, both broadcasting companies.
     Pursuant to the terms of the September 14, 2007 Settlement Agreement (the “Agreement”) among Regent, Riley Investment Management LLC (“RIM”), John Ahn, Mr. Hannan and other parties, RIM currently has the right to propose two nominees for election to Regent’s Board of Directors. Mr. Hannan was one of such nominees and RIM nominated Mr. DeLorenzo to replace Mr. Hannan on Regent’s Board of Directors. Mr. DeLorenzo does not have, and has not had since the beginning of Regent’s last fiscal year, any relationship with Regent that would require disclosure under Item 404(a) of Regulation S-K.
     Regent issued the press release attached hereto as Exhibit 99.1 on April 17, 2008 announcing the changes to its Board of Directors as described above.

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Settlement Agreement dated September 14, 2007 among Regent, Riley Investment Management LLC (“RIM”), Riley Investment Partners Master Fund, L.P.(“RIP”), SMH Capital Inc. (“SMH Capital”), SOF Management, LLC (“SOF Management”), Sanders Opportunity Fund, L.P. (“SOF Fund”), Sanders Opportunity Fund (Institutional) L.P. (“SOF Fund Institutional”), Don A. Sanders (“Mr. Sanders”), John Ahn and Joseph Patrick Hannan.*

99.1	Press Release dated April 17, 2008

*	Previously filed as Exhibit 10.1 to Regent’s Form 8-K filed with the Commission on September 17, 2007 and is incorporated herein by this reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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